SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 25, 2003

GLOBALSTAR, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-25461	13-3759024

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation )		Identification No.)

3200 Zanker Road, San Jose, California	95134

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On February 25, 2003, Globalstar, L.P. (the “Partnership”) entered into a debtor-in-possession credit agreement (the “DIP Agreement”) with Blue River Capital LLC, Columbia Ventures Corporation, ICO Investment Corp., Iridium Investors, LLC and Loeb Partners Corp. (collectively, the “DIP Lenders”). Pursuant to the DIP Agreement and subject to the final approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), the DIP Lenders will make up to $10 million available to the Partnership on the terms and subject to the conditions set forth in the DIP Agreement. Three of the DIP Lenders also serve on the Official Committee of Unsecured Creditors created in connection with the Partnership’s bankruptcy case. On February 20, 2003, the Bankruptcy Court approved the DIP Agreement on an interim basis and authorized the Partnership to borrow up to $4 million thereunder pending final approval of the DIP Agreement by the Bankruptcy Court. A Bankruptcy Court hearing to consider final approval of the DIP Agreement is scheduled for March 6, 2003. A copy of the DIP Agreement is attached as Exhibit 10.1 hereto.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, L.P.

By:	/s/ Daniel P. McEntee Name: Daniel P. McEntee Title: Vice President and Chief Financial Officer

Date:   February 27, 2003

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